Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 9, 2024, with respect to the consolidated financial statements of AMC Networks Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
New York, New York
October 25, 2024